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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 20, 2004

DUANE READE INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	001-13843 (Commission File Number)	04-3164702 (IRS Employer Identification No.)

440 NINTH AVENUE NEW YORK, NY (Address of principal executive offices)	10001 (Zip Code)

Registrant's telephone number, including area code: (212) 273-5700

NOT APPLICABLE
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Issuance of Senior Secured Floating Rate Notes due 2010 and Refinancing of the Senior Term Loan Facility

  General

        On December 20, 2004, the registrant closed the issuance and sale, pursuant to an exemption from the registration requirements of the Securities Act of 1933, of $160,000,000 aggregate principal amount of its Senior Secured Floating Rate Notes due 2010 (the "Notes") to certain initial purchasers, pursuant to Purchase Agreements, dated as of December 8, 2004, among the registrant, Duane Reade, a New York general partnership ("Duane Reade GP"), DRI I Inc., a Delaware corporation ("DRI"), Duane Reade International, Inc., a Delaware corporation ("DR International"), Duane Reade Realty, Inc., a Delaware corporation ("DR Realty"), and Duane Reade Holdings, Inc., a Delaware corporation ("DR Holdings"), and the initial purchasers party thereto. Together, DRI, DR International, DR Realty and DR Holdings are referred to in this report as the "Guarantors." Together, the registrant and Duane Reade GP are referred to in this report as the "Co-Obligors." Together, the registrant, Duane Reade GP and the Guarantors are referred to in this report as the "Credit Parties."

        Using the net proceeds (without deducting expenses) from that offering, together with approximately $2.2 million of borrowings under the registrant's Credit Agreement, dated as of July 21, 2003 (as amended by a First Amendment dated as of July 22, 2004), by and among the Credit Parties and the lenders from time to time party thereto (the "Revolving Facility"), the registrant repaid all of the principal under its $155.0 million Senior Secured Term Credit Agreement, dated as of July 30, 2004, by and among the Credit Parties and the agents and lenders thereunder (the "Existing Term Loan"), along with approximately $3.6 million of premium and accrued but unpaid interest thereon through December 20, 2004.

        The Notes were issued pursuant to an Indenture (the "Indenture"), dated as of December 20, 2004, by and among the Credit Parties and U.S. Bank National Association ("U.S. Bank"), as trustee. Duane Reade GP is a co-obligor with the registrant under the Notes. The Guarantors have issued guarantees (the "Guarantees") of the Co-Obligors' obligations under the Notes and the Indenture on a senior secured basis. The Notes and the Guarantees are secured pursuant to an Amended and Restated Security Agreement (the "Security Agreement"), dated as of December 20, 2004, by and among the Credit Parties and U.S. Bank (as collateral agent). U.S. Bank is acting as collateral agent pursuant to an Intercreditor and Collateral Agency Agreement (the "Collateral Agency Agreement"), dated as of December 20, 2004, by and among the Credit Parties and U.S. Bank (both as collateral agent and indenture trustee). Certain capital stock, other securities and similar items have been pledged to secure the Notes and the Guarantees by the Credit Parties pursuant to an Amended and Restated Pledge Agreement (the "Pledge Agreement"), by and among the Credit Parties and U.S. Bank (as collateral agent). The holders of the Notes and the Guarantees will have certain registration rights pursuant to a Registration Rights Agreement (the "Registration Rights Agreement"), dated as of December 20, 2004, by and among the Credit Parties and the initial purchasers.

        This summary does not purport to be complete and is qualified in its entirety by reference to the Indenture, the Notes, the Registration Rights Agreement, the Security Agreement, the Collateral Agency Agreement, the Pledge Agreement, the Existing Term Loan and the Revolving Facility, which have been filed by the registrant with the SEC or will be filed by the registrant as exhibits to its next periodic report or registration statement under the Securities Act. Interested parties should read those agreements in their entirety.

  Maturity Date and Interest Rate

        The Notes will mature on December 15, 2010. Interest on the Notes will accrue at a floating rate per annum, reset quarterly, equal to LIBOR plus 4.50%. Interest payment dates are March 15, June 15, September 15 and December 15, commencing March 15, 2005.

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  Collateral

        The Notes and Guarantees and obligations under certain interest rate and other swap agreements will be secured (on an equal and ratable basis), by:

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  a first priority lien on substantially all of the assets (including, without limitation, certain intellectual property and certain intercompany capital stock and other securities) of the Credit Parties other than those assets in which the lenders under the Revolving Facility have a first priority security interest; and

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  a second priority lien on all collateral pledged on a first priority basis to the lenders under the Revolving Facility.

Collectively, such property is referred to in this report as the "Collateral." The lenders under our the Revolving Facility have a first priority security interest in all of the Credit Parties' present and future accounts, inventory, chattel paper, certain instruments, documents, prescription files, tax refunds and abatements and deposit accounts, letter of credit rights and certain other current assets and proceeds and products from any and all of the foregoing.

        The Indenture provides that the Credit Parties may incur additional indebtedness that is secured equally and ratably with the Notes and the Guarantees by liens in the Collateral, subject to certain limitations. The ratable sharing of the Collateral between the holders of Notes and the lenders under such additional indebtedness is governed by the Collateral Agency Agreement, which provides, among other things, that the collateral agent will be subject to the direction of the majority in aggregate principal amount of indebtedness secured by the Collateral.

  Ranking

        The Notes will be the Co-Obligors' general unsubordinated obligations, and will rank equally in right of payment with all existing and any future unsubordinated indebtedness that the Co-Obligors may incur and senior to the Co-Obligors' existing senior subordinated notes and any future subordinated indebtedness that the Co-Obligors may incur. Similarly, each Guarantee will be the relevant Guarantor's general unsubordinated obligations and will rank equally in right of payment with all existing and any future unsubordinated indebtedness that such Guarantor may incur and senior to such Guarantor's existing guarantee of the senior subordinated notes and any future subordinated indebtedness that such Guarantor may incur.

  Optional Redemption

        The Co-Obligors and their parent companies may redeem the notes, in whole or in part, at any time on or after December 15, 2006, at redemption prices (expressed as percentages of principal amount) starting at 102% of the principal amount and declining yearly by 1% to par, plus accrued and unpaid interest and additional interest, if any, thereon, to the applicable redemption date.

        In addition, the Co-Obligors and their parent companies may redeem up to 35% of the outstanding principal amount of the Notes before December 15, 2006, with the net cash proceeds from certain equity offerings. In addition, upon an event of default and an acceleration of the Notes, the lenders under the Revolving Facility will have the option to purchase the Notes for an amount equal to the outstanding amount thereunder.

  Change of Control

        Upon the occurrence of specified change of control events, the Co-Obligors will be required to make an offer to repurchase all of the Notes. The purchase price will be 101.00% of the outstanding principal amount of the Notes plus accrued and unpaid interest to the date of repurchase.

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  Certain Covenants

        The Indenture will limit the Credit Parties' ability to:

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  incur additional indebtedness;

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  pay dividends, make repayments on indebtedness that is subordinated to the Notes and make other "restricted payments";

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  incur certain liens;

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  use proceeds from sales of assets or certain events of loss;

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  enter into business combination transactions (including mergers, consolidations and asset sales);

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  enter into sale and leaseback transactions;

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  impair or release the Collateral;

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  enter into transactions with affiliates; and

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  permit restrictions on the payment of dividends by the registrant's subsidiaries.

        These covenants are subject to important qualifications and exceptions. There are no ratings-based triggers in the Indenture that could increase the cost of borrowing thereunder, and there are no financial maintenance covenants in the Indenture. The Indenture contains affirmative covenants and events of default that are customary for Indentures governing high-yield debt securities.

  Registration Rights

        Under the Registration Rights Agreement, the Credit Parties agreed, among other things, to:

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  file a registration statement within 120 days after December 20, 2004, enabling the holders of the notes to exchange the Notes for notes with substantially identical terms, whose issuance is registered under the Securities Act of 1933;

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  use reasonable best efforts to cause the registration statement to become effective within 180 days after December 20, 2004; and

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  use reasonable best efforts to complete the exchange offer within 210 days after December 20, 2004.

        The Co-Obligors will pay liquidated damages on the Notes if they do not comply with their obligations under the Registration Rights Agreement.

New Collective Bargaining Agreement

        In addition, on November 22, 2004, the registrant entered into a new collective bargaining agreement, covering employees at 110 of the registrant's stores, who are represented by Local 340A New York Joint Board, UNITE AFL CIO, or UNITE. The collective bargaining agreement expires on March 31, 2005 and replaces a prior collective bargaining agreement with UNITE, which had expired in March 2004 but had been extended by mutual agreement during the registrant's negotiations with UNITE. The terms of the new collective bargaining agreement are substantially similar to those in the prior agreement except that slight adjustments have been made in the wage scale and in benefits eligibility requirements.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

        See the discussion under Item 1.01 above, which discussion is incorporated by reference herein.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 22, 2004

DUANE READE INC.
By:	/s/ JOHN K. HENRY
Name: John K. Henry Title: Senior Vice President and Chief Financial Officer

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SIGNATURES